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                                                                     Exhibit 22

                            Tupperware Corporation
                              Active Subsidiaries

The following active subsidiaries will be wholly-owned by the Registrant or another subsidiary of the Registrant (degree of remoteness from the Registrant is shown by indentations), except in the case of certain subsidiaries as to which the percentage ownership of voting is stated in parenthesis.

Dart Industries Inc.
  Premark Far East, Inc.
  Tupperware Polska Sp.zo.o
  Dart Far East Sdn. Bhd.
  Dart Argentina S.A.
  Dart de Venezuela, C.A.
  Dart Brasil Industria e Comercio Ltda.
    Adota Artigos Domesticos Ltda.
  Dart Europe S.A.
  Dart Hellas S.A.I.
  Dart Iberica S.A.
  Dart Industries Belgium N.V.
  Premark GmbH
  Tupperware Del Ecuador Tupperware Cia. Ltda.
  Dart Industries G.m.b.H.
  Dart Industries Hong Kong Limited
  Tupperware China, Inc.
  Dart Nederland Properties B.V.
    Dart Industries Nederland B.V.
  Dart Industries (New Zealand) Limited
  Dart Industries (Proprietary) Limited
  Premark Italia SpA
  Dart (Philippines), Inc.
    Premark Realty Corporation
  Dart, S.A. de C.V.
  Servicious Especializados de Arrendamiento en Latinoamerica S.A. de C.V. Tupperware--Dart (Suisse) SA
  Dartco Manufacturing Inc.
  Dartluso-Industria Lusitana de Artigos Domesticos, Lda.
  Premiere Products, Inc.
    Exportadora Lerma, S.A. de C.V.
  Premark Resources N.V.
  Premiere Manufacturing, Inc.
    Premiere Korea Ltd.
  Tupperware U.S., Inc.
    Tupperware Distributors, Inc.
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  Japan Tupperware Co., Inc.
  Tupperware Australia Pty. Ltd.
  Dart Staff Superannuation Fund Pty Ltd.
  Tupperware Commercial Ltd.
  Prlando Sociedad Comercializadora Limitada
  Importadora Y Distribuidora Importupp Limitada
  Tupperware Iberica S. A.
  Tupperware (Portugal) Artigos Domesticos, Lda.
  Tupperware Singapore Pte. Ltd.
  Tupperware (Thailand) Limited
  Tupperware Turkey, Inc.
  Tupperware Uruguay S.A.
  Dart Executive Pension Fund Limited
  Dart Penison Fund Limited
  Tupperware Home Parties Corporation
  DILHC
    Dart Industries Limited
      The Tupperware Company Limited
  Premark Scandinavia A/S
  The Premark International Foundation
Cook Insurance Co., Ltd.